                                   EXHIBIT 4.4
                                   -----------

                                OPTION AGREEMENT


        AGREEMENT made this _____ day of _______________, 19__, by and between Hadco Corporation, a Massachusetts corporation with a usual place of business in Salem, New Hampshire (hereinafter the "Company"), and __________________________ ________________________________________ of ____________________________________
(hereinafter the "Optionee"). This Agreement and the option granted hereunder are pursuant to and subject to the terms and conditions of the Company's November 29, 1995 Non-Qualified Stock Option Plan (the "Plan"), a copy of which has been made available to the Optionee. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

        Section 1. GRANT OF OPTION. The Company grants to the Optionee an option to purchase, on the terms and conditions hereinafter set forth, _______________ (__________) shares (the "Option Shares") of the Company's Common Stock, $0.05 par value, at the option price of _______________________________________________ and __/100 ($___________)
Dollars per share. This option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

        Section 2. PERIOD OF OPTION.

               (a) VESTING. The right to exercise this option and purchase the Option Shares shall vest in installments as set forth below, unless earlier terminated in accordance with the provisions of Section 2(c) hereof.

      Cumulative Percent of Option
      Shares That May Be Purchased              Date of Vesting
      ----------------------------              ---------------

                   15                One Year Anniversary of Date of Grant

                   30                Two Year Anniversary of Date of Grant

                   45                Three Year Anniversary of Date of Grant

                   60                Four Year Anniversary of Date of Grant

                   75                Five Year Anniversary of Date of Grant

                   90                Six Year Anniversary of Date of Grant

                  100                Seven Year Anniversary of Date of Grant

               (b) EXPIRATION. The option granted hereunder shall expire on the ten year anniversary of the date of grant of the option.

               (c)  TERMINATION.

                    (1) Any unvested or unexercised option granted hereunder shall terminate and become void at midnight on the thirtieth (30th) day after the Optionee's employment with the Company is terminated for any reason other than disability, death, or retirement with the consent of the Company, but in no event may the option be exercised later than the specified expiration date of the option.

                    (2) In the event the employment of the Optionee terminates by reason of his disability or death, the option granted hereunder to such Optionee shall be immediately and automatically accelerated and to the extent such option is unexercised, it shall vest and be exercisable (by the Optionee's personal representative, heir, or legatee, in the event of death) during the period ending one hundred eighty (180) days after the date of termination of employment, but in no event later than the specified expiration date of the option.

        For purposes of this Agreement, the Optionee's employment shall always be deemed to have been terminated due to disability if (a) the Optionee's employment is terminated by either the Company or the Optionee; (b) at the time of such termination, the Optionee is unable to work due to sickness or injury and is totally disabled, either physically or mentally; (c) the Optionee is unable to substantially perform any gainful employment for a period of five (5) consecutive months, including the time of termination; and (d) the Optionee applies for and is approved for disability payments by the Social Security Administration of the United States government. The date of any such disability shall be the first day of such consecutive period during which the Optionee was unable, due to his physical or mental condition, to substantially perform any gainful employment.

                    (3) In the event the employment of the Optionee terminates by reason of his retirement with the consent of the Company, any option granted hereunder which had vested as of the date of retirement may be exercised during the period ending ninety (90) days after the date of retirement, but in no event later than the specified expiration date of the option.

                    (4) For purposes of this Agreement, a transfer of the Employee between the parent Company and a subsidiary company, or between subsidiary companies, shall not be deemed a termination of employment.

        Section 3. LIMITATIONS ON RIGHT TO EXERCISE OPTION. Notwithstanding anything elsewhere in this Option Agreement to the contrary, except the provisions of Section 2(c) , the right to exercise this option shall be subject to the following limitations:

               (a) This option may not be exercised unless the Optionee, at the time he exercises this option, is an employee of one or more of the Company, a parent corporation or a subsidiary of the Company and has been such an employee at all times since the date of this Agreement. If this option shall be assumed or a new option substituted therefor as a result of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, then employment by such assuming or substituting corporation (hereinafter called the "Successor Corporation") or by a parent corporation or a subsidiary thereof shall be considered for purposes of this option to be employment by the Company.

               (b)  This option must be exercised for a minimum of one hundred
(100) shares, or for all of the shares then purchasable hereunder if less than one hundred (100) shares, and no fractional shares may be purchased under this option.

        Section 4.  EXERCISE OF OPTION.

               (a) METHOD OF EXERCISE OF OPTION. This option may be exercised by giving written notice to the Company by mail or in person addressed to Treasurer, Hadco Corporation, 12A Manor Parkway, Salem, New Hampshire 03079, specifying the number of Option Shares being purchased, accompanied by payment of the full option price of the shares being purchased. A copy of such notice shall be provided to Berlin, Hamilton & Dahmen, 73 Tremont Street, Boston, Massachusetts 02108, or to such other counsel as the Company may hereafter designate, and to the Bank of Boston, Shareholder Services Division, Post Office Box 644, Boston, Massachusetts 02102, or to such other Stock Transfer Agent as the Company may hereafter designate. The price for the Option Shares shall be payable (a) in U.S. Dollars in cash, or (b) through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the option, or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (d) by any combination of (a), (b) and (c) above. The holder of an option shall not have any rights of a shareholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the option.

               (b) DELIVERY OF STOCK CERTIFICATES UPON EXERCISE. Upon each exercise of this option and the satisfaction of all conditions set forth in the option, the Transfer Agent shall, on behalf of the Company, mail or deliver to the Optionee, as promptly as practicable, a stock certificate or certificates representing the Option Shares then being purchased. The Company will pay all stamp taxes due or payable in connection with the issuance of the certificates. Such certificates may bear statements relating to the non-registration of such shares under the Securities Act of 1933, and the rights, privileges and limitations of Common Stock, par value $0.05, of the Company, as set forth in the Restated Articles of Organization, as amended.

               (c) RESTRICTIONS ON ISSUANCE OF SHARES. Notwithstanding the foregoing, the Company shall not be obligated to deliver any such certificate or certificates upon exercise of this option until one of the following conditions shall be satisfied:

                    (i) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and State securities acts as now in force or hereafter amended; or (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under applicable Federal and State securities acts as now in force or hereafter amended; and until the Company is in compliance with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

        The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.

               (d) AGREEMENT TO PURCHASE FOR INVESTMENT. By acceptance of this option, the Optionee agrees that a purchase of shares under this option will be made for investment and will not be made with a view to their distribution, as that term issued in the Securities Act of 1933, as amended, unless in the opinion of counsel for the Company such distribution is in compliance with or exempt from registration and prospectus requirements of the Act. The Optionee agrees, if necessary, to sign a certification to such effect at the time of exercising the option and agrees that the certificate for the shares so purchased may be enscribed with a legend to ensure compliance with the Securities Act of 1933 and with any other applicable securities laws.

        Section 5.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

        (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any reorganization, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustments shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

        (b) If the Company is to be consolidated with or acquired by another entity in a merger, tender offer, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Stock Option Committee of the Company's Board of Directors (the

"Committee") , the Company's Board of Directors, or, the board of directors of any entity assuming the obligations of the Company hereunder, shall, as to outstanding options, (i) make appropriate provision for the rights of the Optionee by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the Optionee, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the value (determined by reference to the consideration to be paid for outstanding shares in the Acquisition) of the shares subject to such options (to the extent then vested and exercisable) over the exercise price thereof.

        (c) In the event of a recapitalization or reorganization of the Company (other than a transaction described in subsections 5(a) and (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the Optionee upon exercising this option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization. In the event of the proposed dissolution or liquidation of the Company, the option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company. No fractional shares shall be issued and the Optionee shall receive from the Company cash in lieu of such fractional shares. The Committee or the Successor Board shall determine the specific adjustments to be made under this Section 5 and, subject to the Plan, its determination shall be conclusive.

        Section 6. EFFECT UPON EMPLOYMENT. The grant of this option confers no right upon the Optionee with respect to the continuation of his employment with the Company or a subsidiary of the Company. Nothing contained herein shall be construed as interfering with or restricting the right of the Company or its subsidiary or of the Optionee to terminate his employment at any time.

        Section 7. NON-TRANSFERABILITY. This option shall not be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of the Optionee, this option shall be exercisable only by the Optionee. This option shall be null and void and without effect upon the bankruptcy of the Optionee, or upon any attempted assignment or transfer, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process whether legal or equitable, upon such option.

        Section 8. NOTICES. Any notice permitted or required under this Option Agreement shall be sufficient if made in writing and mailed, postage prepaid, or delivered in hand to the parties as follows: (a) as to the Company, to its Treasurer at the principal office of the Company; and (b) as to the Optionee, at the address listed for the Optionee on the books of the Company or the books of the Stock Transfer Agent, or (c) as to either party, at such other address as shall be designated by the addressee in a written notice to the other complying as to delivery with the terms of this Section 8.

        Section 9. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts.

        Section 10. MODIFICATION OF OUTSTANDING OPTIONS. The Stock Option Committee of the Company's Board of Directors or the Company's Board of Directors may accelerate the exercisability of any outstanding option and may authorize changes to any outstanding option with the consent of the Optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Company's November 29, 1995 Non-Qualified Stock Option Plan.

        Section 11. ENTIRE AGREEMENT. This Agreement contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provisions hereof be waived, except by a further written agreement duly signed by each of the parties.

        Section 12. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns; provided, however, that as respects the Optionee, this Agreement is deemed to be personal in nature and may not be assigned or transferred.

        Section 13. INTERPRETATION AND CONSTRUCTION. Any interpretation or construction of this Option Agreement by the Company's Board of Directors, or a duly authorized committee appointed by the Board, shall be final and conclusive. The section headings are for convenience of reference only and shall not be deemed germane to the interpretation or construction of this Option Agreement.

        Section 14. SURVIVAL. All representations, warranties and acknowledgments made in this Agreement shall survive the delivery of the certificate or certificates representing the shares purchased pursuant to the exercise of the option granted herein.

        Section 15. WITHHOLDING TAXES. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold any amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount withheld.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Witnesses:                                    Hadco Corporation

- -----------------------------------           ---------------------------------

- -----------------------------------           ---------------------------------
                                              Optionee